SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 5, 2008

COMMONWEALTH

BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 28, 2008, Commonwealth Biotechnologies, Inc., (the “Registrant”) entered into an Ancillary Agreement with Venturepharm Laboratories Limited (“Venturepharm”) which was filed as Exhibit 10.3 to the Registrant’s Form 8-K, dated April 2, 2008. Pursuant to this agreement and subject to certain conditions, the Registrant possesses the right to put up to $1,000,000 of the Registrant’s common stock, without par value per share, to Venturepharm. On May 7, 2008, the Registrant entered into a Subscription Agreement and Waiver to Ancillary Agreement with Venturepharm to waive certain terms of the put right. In addition, pursuant to the terms of the Subscription Agreement and Waiver to Ancillary Agreement, the Registrant exercised its put right to sell 463,426 shares of the Registrant’s common stock to Venturepharm, and Venturepharm agreed to purchase these shares at $2.15 per share. In consideration of the sale of shares, Venturepharm will pay the Registrant $500,000 in cash and will issue a total of 2,229,664 of its ordinary shares to the Registrant. Such number of shares equals $500,000 of equity value, based on Venturepharm’s price of HKD 1.7469 (at exchange rate of USD 1.00/HKD 7.79) per ordinary share.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

10.1	Subscription Agreement and Waiver to Ancillary Agreement, dated May 7, 2008, by and between Commonwealth Biotechnologies, Inc. and Venturepharm Laboratories Limited.

99.1	Press release, dated May 5, 2008, titled “Commonwealth Biotechnologies to Establish New Drug Discovery Service Facilities in China and Appoint an Additional 200 Chemists by December 2008.”

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Paul D’Sylva, Ph.D.
Paul D’Sylva, Ph.D.
Chief Executive Officer

Dated: May 9, 2008

EXHIBIT INDEX

10.1	Subscription Agreement and Waiver to Ancillary Agreement, dated May 7, 2008, by and between Commonwealth Biotechnologies, Inc. and Venturepharm Laboratories Limited.

99.1	Press release, dated May 5, 2008, titled “Commonwealth Biotechnologies to Establish New Drug Discovery Service Facilities in China and Appoint an Additional 200 Chemists by December 2008.”